UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 5, 2018

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah	46-4341605
(State of Incorporation)	(I.R.S. Employer Identification No.)

1583 South 1700 East
Vernal, Utah	84078
(Address of principal executive offices)	(Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Effective April 1, 2018, a wholly-owned subsidiary of Superior Drilling Product, Inc. (the “Company”) entered into a Vendor Agreement (the “Agreement”) with Baker Hughes Oilfield Operations LLC (“Baker Hughes”), replacing their existing Vendor Agreement which expired on March 31, 2018. Pursuant to the Agreement, the Company will receive a minimum order volume for drill bit refurbishment services (subject to mutually agreed adjustments in the event of market deterioration) and will continue to exclusively provide these services for Baker Hughes. The Agreement has a four year term and either party has the right to cancel the Agreement with six months prior notice. The Agreement contains other customary provisions regarding ownership of work product, confidential information, non-competition and insurance, as well as mutual indemnification.

The foregoing description of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-Q for the quarter ended March 31, 2018. The Company intends to request confidential treatment for certain portions of the Agreement, which will be omitted from the exhibit.

Item 8.01. Other Events.

On April 5, 2018, the Company issued a press release in connection with the entry into the Agreement. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated April 5, 2018 regarding Vendor Agreement with Baker Hughes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer